Exhibit 21.1               Subsidiaries of the Registrant



           Name                                          State of Organization

Bobby's  Novelty,  Inc.                                          Texas

Broadstreets  Cabaret,  Inc.                                     Texas

Citation  Land  LLC                                              Texas

Peregrine  Enterprises,  Inc                                   New  York

RCI  Billing,  Inc.                                              Texas

RCI  Dating  Services,  Inc.                                     Texas

RCI  Debit  Services,  Inc.                                      Texas

RCI  Entertainment  (Ft.  Worth),  Inc.                          Texas

RCI  Entertainment  (Minnesota),  Inc.                         Minnesota

RCI  Entertainment  (New  York),  Inc.                         New  York

RCI  Entertainment  (North  Carolina),  Inc.               North  Carolina

RCI  Entertainment  (San  Antonio),  Inc.                        Texas

RCI  Entertainment  Texas,  Inc.                                 Texas

RCI  Holdings,  Inc.                                             Texas

RCI  Internet  Holding,  Inc.                                    Texas

RCI  Internet  Services,  Inc.                                   Texas

SRD  Vending  Company                                            Texas

Tantra  Dance,  Inc.                                             Texas

Tantra  Parking,  Inc.                                           Texas

Top  Shelf  LLC                                            North  Carolina

Trumps  Inc.                                                     Texas

XTC  Cabaret,  Inc.                                              Texas